                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              ---------------------


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                                DECEMBER 1, 1999
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                              CLAIRE'S STORES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


                1-8899                                   59-0940416
 ------------------------------------       ------------------------------------
       (Commission File Number)             (I.R.S. Employer Identification No.)


        3 S.W. 129TH AVENUE
      PEMBROKE PINES, FLORIDA                               33027
----------------------------------------    ------------------------------------
(Address of principal executive offices)                 (Zip Code)


                                 (954) 433-3900
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                (NOT APPLICABLE)
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  On December 1, 1999, Claire's Stores, Inc. (the "Registrant") completed the acquisition of substantially all of the assets and certain liabilities of the AfterThoughts divisions of wholly owned subsidiaries of Venator Group, Inc. ("AfterThoughts"), which acquisition was the subject of this initial Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) Financial Statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X:

                  Audited Financial Statements of AfterThoughts

                           Report of Independent Auditors

                           Combined Balance Sheets as of January 30, 1999 and January 31, 1998

                           Combined Statements of Operations for the years ended January 30, 1999, January 31, 1998 and January 25, 1997

                           Combined Statements of Cash Flows for the years ended January 30, 1999, January 31, 1998 and January 25, 1997

                           Notes to Combined Financial Statements

                  Unaudited Financial Statements of AfterThoughts

                           Condensed Combined Balance Sheet as of October 30,
                           1999

                           Condensed Combined Statements of Operations for the nine months ended October 30, 1999 and October 31, 1998

                           Condensed Combined Statements of Cash Flows for the nine months ended October 30, 1999 and October 31, 1998

                           Notes to Unaudited Condensed Combined Financial Statements

                  (b) Pro forma financial information relative to the acquired business required pursuant to Article 11 of Regulation S-X.

                  The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                  (c) Exhibits

                  23.1     Consent of KPMG LLP

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of Venator Group, Inc.


We have audited the accompanying combined balance sheets of AfterThoughts (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.) as of January 30, 1999 and January 31, 1998 and the related combined statements of operations and cash flows for each of the years in the three-year period ended January 30, 1999. These combined financial statements are the responsibility of AfterThoughts' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AfterThoughts as of January 30, 1999 and January 31, 1998 and the results of its operations and its cash flows for each of the years in the three-year period ended January 30, 1999 in conformity with generally accepted accounting principles.


KPMG LLP


October 25, 1999
New York, New York

                                 AFTERTHOUGHTS
        (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)

                            Combined Balance Sheets

                     January 30, 1999 and January 31, 1998

                                                              1998             1997
                                                          -----------       ----------
                      Assets

Current assets:
    Cash                                                  $ 1,595,256        1,453,476
    Other receivables, net                                    795,094          176,990
    Merchandise inventories                                25,296,858       24,024,364
    Prepaid expenses and other current assets               1,773,630          975,430
                                                          -----------       ----------

            Total current assets                           29,460,838       26,630,260

Property and equipment, net                                39,228,202       26,795,003
                                                          -----------       ----------
            Total assets                                  $68,689,040       53,425,263
                                                          ===========       ==========

                   Liabilities and Divisional Equity

Current liabilities:
    Accounts payable                                      $ 3,697,001        3,965,096
    Accrued liabilities                                     8,153,134        7,641,341
                                                          -----------       ----------
            Total current liabilities                      11,850,135       11,606,437

Deferred rent liability                                     2,110,496        2,396,752
                                                          -----------       ----------
            Total liabilities                              13,960,631       14,003,189
                                                          -----------       ----------

Divisional equity                                          54,728,409       39,422,074
                                                          -----------       ----------
            Total liabilities and divisional equity       $68,689,040       53,425,263
                                                          ===========       ==========




See Accompanying Notes to Combined Financial Statements.

                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)

                        Combined Statements of Operations

       Years Ended January 30, 1999, January 31, 1998 and January 25, 1997


                                                                1998                 1997               1996
                                                           -------------         -----------         -----------
Sales                                                      $ 194,586,078         173,708,799         170,027,241
                                                           -------------         -----------         -----------

Cost of sales                                                104,710,000          98,926,329          94,342,391
                                                           -------------         -----------         -----------

    Gross profit                                              89,876,078          74,782,470          75,684,850

Selling, general and administrative expense                   78,979,646          73,131,624          82,179,092
Depreciation and amortization expense                          7,174,572           5,752,344           7,165,902
Interest expense                                                 878,806             364,175              44,764
                                                           -------------         -----------         -----------

    Income (loss) before income tax expense (benefit)          2,843,054          (4,465,673)        (13,704,908)
                                                           -------------          ----------          ----------

Income tax expense (benefit):
    Current                                                    1,499,156          (3,965,104)         (3,983,953)
    Deferred                                                    (361,935)          2,178,835          (1,498,010)
                                                           -------------         -----------         -----------

    Total income tax expense (benefit)                         1,137,221          (1,786,269)         (5,481,963)
                                                           -------------         -----------         -----------
      Net income (loss)                                    $   1,705,833          (2,679,404)         (8,222,945)
                                                           =============         ===========          ==========





See Accompanying Notes to Combined Financial Statements.

                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)

                        Combined Statements of Cash Flows

      Years Ended January 30, 1999, January 31, 1998 and January 25, 1997


                                                                 1998                1997               1996
                                                             ------------         ----------         ----------
From Operating Activities:
Net income (loss)                                            $  1,705,833         (2,679,404)        (8,222,945)
Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization                               7,174,572          5,752,344          7,165,902
    Impairment of long-lived assets                               763,000                 --          2,947,289
    Retirements of property and equipment                         667,109          1,430,753             34,686
    Deferred rent                                                (286,256)          (234,474)           (74,792)
    Change in assets and liabilities:
       Other receivables                                         (618,104)           149,678            194,500
       Merchandise inventories                                 (1,272,494)         2,805,697         (4,868,332)
       Prepaid expenses and other current assets                 (798,200)           (49,400)           (96,819)
       Accounts payable                                          (268,095)         2,179,870         (1,465,244)
       Accrued liabilities                                        511,793           (982,550)         4,133,979
                                                             ------------         ----------         ----------
    Net cash provided by (used in) operating activities         7,579,158          8,372,514           (251,776)
                                                             ------------         ----------         ----------

From Investing Activities:
Capital expenditures                                          (21,037,880)       (10,825,189)        (3,265,106)
                                                             ------------         ----------         ----------

    Net cash used in investing activities                     (21,037,880)       (10,825,189)        (3,265,106)
                                                             ------------         ----------         ----------

From Financing Activities:
Net change in divisional equity                                13,600,502          2,714,342          3,500,184
                                                             ------------         ----------         ----------

    Net cash provided by financing activities                  13,600,502          2,714,342          3,500,184
                                                             ------------         ----------         ----------

    Net change in cash                                            141,780            261,667            (16,698)
    Cash at Beginning of Year                                   1,453,476          1,191,809          1,208,507
                                                             ------------         ----------         ----------
    Cash at End of Year                                      $  1,595,256          1,453,476          1,191,809
                                                             ============         ==========         ==========





See Accompanying Notes to Combined Financial Statements.

                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)



(1)      ORGANIZATION AND NATURE OF BUSINESS

         AfterThoughts (the "Company") operates in the United States and Canada. The U.S. operation is a division of Venator Group Specialty, Inc. ("VGS") and the Canadian operation is a division of Venator Group Canada, Inc. ("VGC"). Both VGS and VGC are wholly owned subsidiaries of Venator Group, Inc. ("Venator"). These combined financial statements include the financial position and the operating results of both the U.S. and Canadian operations of AfterThoughts. All significant intercompany accounts and transactions have been eliminated. The Company is a retailer that specializes in fashion accessories and personal care products. Sales were $188,137,343, $167,705,566 and $164,176,753 in the U.S. and $6,448,735, $6,003,233 and $5,850,488 in
         Canada for the years ended January 30, 1999, January 31, 1998 and January 25, 1997, respectively.


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      BASIS OF PRESENTATION

                  These accompanying combined financial statements include allocations for certain corporate and affiliate expenses, including interest, workers' compensation and general liability insurance, and other corporate overhead such as accounting, MIS and administrative and managerial support. Allocations are based upon the Company's share of expense paid by Venator on behalf of its divisions for consolidated policies and programs. The total selling, general and administrative costs allocated to the Company for 1998, 1997 and 1996 were $11,391,280, $9,705,298, and $11,627,000, respectively. Since certain allocations and transactions may not be the same as those that would result from transactions among unrelated parties, the accompanying combined financial statements may not necessarily be indicative of the actual financial position, results of operations and cash flows that would have resulted if the Company were an independent entity. Additionally, such allocations may not be reflective of the costs that will be incurred in the future. Management believes that the basis for the allocations were reasonable.

                  The Company shares space in a distribution facility of an affiliated company. Equipment for each is maintained separately. The Company is charged for rent and other distribution facility operating costs based on the square footage utilized within the facility and for direct costs attributable to its operations. These combined financial statements include only the Company's proportionate share of the distribution facility's operating costs. The total costs included in cost of sales were $2,604,000, $2,124,000 and $1,921,000 for 1998, 1997 and 1996, respectively. The accompanying combined financial statements exclude any assets, liabilities, revenue and expense associated with the affiliate's operations.

                  The Company sources product through an affiliated entity overseas. The costs incurred for this service totaled $1,163,000, $985,000 and $712,000 for 1998, 1997 and 1996,
                  respectively, and are included in cost of sales in the accompanying combined statements of operations.

                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)




(2)      CONTINUED

         (b)      REPORTING YEAR

                  Beginning with 1998, the reporting period for the Company is the Saturday closest to the last day in January, representing the 52 weeks ended January 30, 1999. Previously, the reporting period ended on the last Saturday in January. The 1997 reporting year represents the 53 weeks ended January 31, 1998. The 1996 reporting year represents the 52 weeks ended January 25, 1997. References to years in these combined financial statements relate to fiscal years rather than calendar years.

         (c)      USE OF ESTIMATES

                  The combined financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results are not expected to differ significantly from those estimates.

         (d)      CASH

                  As part of Venator's overall cash management strategy, the Company periodically transfers its cash to Venator. Cash on the accompanying combined balance sheets represents cash at the stores and cash not yet transferred to Venator.

         (e)      MERCHANDISE INVENTORIES

                  Merchandise inventories are valued at the lower of cost or market using the retail inventory method. The U.S. merchandise inventories of $24,327,956 and $23,056,052 for 1998 and 1997,
                  respectively, are determined on the last-in, first-out ("LIFO") basis. The excess of current cost over the stated LIFO cost of such merchandise inventories as of January 30, 1999 and January 31, 1998 was $1,317,771 and $1,011,771,
                  respectively.

                  Two suppliers accounted for approximately 26 percent of the merchandise purchased during 1998. The Company considers vendor relations to be satisfactory.

                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)



(2)    CONTINUED

         (f)      PROPERTY AND EQUIPMENT

                  Property and equipment are recorded at cost, less accumulated depreciation and amortization. Significant additions and improvements to property and equipment are capitalized. Depreciation of furniture, fixtures and equipment is calculated on a straight-line basis over the estimated useful lives of the related assets, ranging from 3 to 10 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining lease term or the estimated useful life of the asset. Maintenance and repairs are charged to current operations as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated.

         (g)      REVENUE RECOGNITION

                  Revenue is recognized at the point of sale.

         (h)      RECOVERABILITY OF LONG-LIVED ASSETS

                  In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"), an impairment loss is recognized whenever events or changes in circumstances indicate that the carrying amounts of long-lived tangible and intangible assets may not be recoverable. Assets are grouped and evaluated at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company has identified this lowest level of cash flows to be principally individual stores. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the estimated future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally determined by discounting expected future cash flows at the rate that Venator utilizes to evaluate potential investments. The Company estimates fair value based on the best information available using estimates, judgments and projections as considered necessary. The Company recorded impairment charges of long-lived assets, such as store fixtures and leasehold improvements, of $763,000 and $2,947,289, for 1998 and 1996, respectively, which are included in selling, general, and administrative expense in the accompanying combined statements of operations.

         (i)      STORE PRE-OPENING AND CLOSING COSTS

                  Store pre-opening costs are charged to expense as incurred. In the event a store is closed before its lease has expired, the estimated post-closing lease obligation is provided for when the decision to close the store is made.

                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)



(2)      CONTINUED

         (j)      DIVISIONAL EQUITY

                  Divisional equity consists of VGS's and VGC's combined equity in the Company, net of any intercompany obligations and income tax accounts.

         (k)      FOREIGN CURRENCY TRANSLATION

                  The functional currency of the Company's Canadian operations is the local currency. The translation of the local currency into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using the weighted-average rates of exchange prevailing during the year. Gains and losses resulting from such translation are included in divisional equity.

         (l)      INCOME TAXES

                  The Company's results are included in the income tax returns of Venator, VGS and VGC. The provision for income taxes is calculated at a rate of 40 percent, which approximates the Company's combined effective federal, state, local and foreign tax rate as if the Company operated on a stand-alone basis. The net tax effect is included within divisional equity in the accompanying combined balance sheets.

         (m)      FAIR VALUE

                  The carrying amounts reflected in the combined balance sheets for cash, other receivables, accounts payable and accrued liabilities approximate fair value due to the short maturities of these instruments.

         (n)      COMPREHENSIVE INCOME

                  The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," in the first quarter of 1998. There are no significant differences between net income (loss) and comprehensive income (loss) for each of the years presented.

         (o)      SEGMENT INFORMATION

                  On January 30, 1999, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company has determined that it operates in one business segment.

                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)




(3)      PROPERTY AND EQUIPMENT, NET

                                                             1998                1997
                                                        ------------       ------------
         Furniture, fixtures and equipment              $ 42,885,224       $ 32,534,356
         Alterations to leased buildings                  46,225,196         42,944,166
                                                        ------------       ------------

                                                          89,110,420         75,478,522
         Accumulated depreciation and amortization       (49,882,218)       (48,683,519)
                                                        ------------       ------------

         Property and Equipment, net                    $ 39,228,202       $ 26,795,003
                                                        ============       ============


         Retirements of $6,642,982, $5,300,759 and $3,805,664, at cost, were recorded in 1998, 1997 and 1996, respectively. The net book values of these retired assets were $667,109, $1,430,753 and $34,686 for 1998,
         1997 and 1996, respectively.


(4)      ACCRUED LIABILITIES

                                               1998            1997
                                            ----------      ----------
         Payroll and related costs          $3,435,400      $2,368,221
         Taxes other than income taxes       1,425,153       1,140,849
         Accrued rent                          633,299         280,872
         Other                               2,659,282       3,851,399
                                            ----------      ----------

                                            $8,153,134      $7,641,341
                                            ==========      ==========

(5)      LEASES

         The Company is obligated under operating leases for its stores. In addition, the Company is charged rent by affiliates for space in a distribution facility and for its corporate headquarters. Some of the store leases contain renewal options with varying terms and conditions. Certain leases provide for additional rent payments based on a percentage of store sales. The present value of operating leases is discounted using interest rates ranging from 6 percent to 8 percent.

         Rent expense consists of the following:

                                                1998              1997             1996
                                             -----------      -----------      -----------
         Rent                                $31,860,430       30,392,249       30,977,150
         Contingent rent based on sales          352,635          182,574          239,150
                                             -----------      -----------      -----------

         Total rent expense                  $32,213,065       30,574,823       31,216,300
                                             ===========      ===========      ===========


                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)



(5)      CONTINUED

         Future minimum lease payments under non-cancelable operating leases are:

         1999                                    $22,487,710
         2000                                     19,431,961
         2001                                     13,949,238
         2002                                     10,110,436
         2003                                      7,617,734
         Thereafter                               18,258,129
                                                 -----------

         Total operating lease commitments       $91,855,208
                                                 ===========

         Present value of lease commitments      $74,227,946
                                                 ===========


(6)      IMPACT OF AFFILIATE STORE CLOSINGS

         On July 17, 1997, Venator announced that it was exiting its Domestic General Merchandise ("GM") segment. The Company operated 53 stores in locations occupied predominately by the GM segment. As the cost associated with exiting these AfterThoughts locations was due to an overall Venator strategic decision and not due to the historical or projected operating results of these stores, these costs associated with exiting these locations were absorbed by Venator and are not reflected in the accompanying combined financial statements. The total charge for the write-off of fixed assets, inventory markdowns, severance and other charges absorbed by Venator was $2,377,000 during 1997. The accompanying combined financial statements include the assets and results of operations of those stores that were operational during the periods presented.

         On the announcement date, 10 of the locations were exited; 6 additional locations were exited during 1997 and 7 locations were exited during 1998. Of the remaining locations, the Company continues to operate in 14 locations where stand-alone lease agreements have been negotiated or amended; 1 location will continue to operate until its lease expiration on January 31, 2000 and 15 locations continue to operate under existing lease agreements.

         The following is a summary of sales that are included in the accompanying combined statements of operations for these stores:

                                             1998            1997             1996
                                          ----------      ----------      ----------
         Stores closed                    $  430,500       2,895,100       4,205,300
         Stores subject to GM leases       4,453,200       3,946,300       3,930,400
                                          ----------      ----------      ----------

         Total                            $4,883,700       6,841,400       8,135,700
                                          ==========      ==========      ==========


         Of the original liability recorded by Venator, the amount utilized (related to stores that have been exited) was $548,000 and $867,000 in 1998 and 1997, respectively.

(7)      EMPLOYEE BENEFIT PLANS

         The Company's employees participate in certain pension benefit, postretirement, 401(k) and medical plans provided by Venator. These costs are charged directly by Venator to the Company. These benefits to the employees of the Company would terminate upon the sale of the Company.

                                  AFTERTHOUGHTS
         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)


(8)      AFFILIATE COMMITMENT

         VGS, a material domestic subsidiary of Venator, is a subsidiary guarantor under Venator's March 19, 1999 amended and restated revolving credit agreement. Pursuant to the agreement, a security interest in certain trademarks, service marks, patents and related general intangibles of VGS and hence, the Company, has been granted.

(9)      LEGAL PROCEEDINGS

         The Company is subject to ordinary routine litigation incidental to its business. Management does not believe that the outcome of any such litigation will have a material effect on the Company's financial position, liquidity or results of operations.

                                  AFTERTHOUGHTS
         (DIVISIONS OF WHOLLY OWNED SUBSIDIARIES OF VENATOR GROUP, INC.)
                UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
                                OCTOBER 30, 1999

                                  AFTERTHOUGHTS

         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)
                   Unaudited Condensed Combined Balance Sheet

                                         AS OF
                                   OCTOBER 30, 1999
                                   -----------------
                 ASSETS
Cash                                 $ 1,488,583
Merchandise inventories               28,848,081
Prepaid expenses and other             2,432,718
Property and equipment, net           41,230,645
                                     -----------
   Total assets                      $74,000,027
                                     ===========

     LIABILITIES AND DIVISIONAL EQUITY

Accounts payable                     $ 5,363,750
Accrued liabilities                    7,114,929
Deferred rent liability                1,917,336
                                     -----------
   Total liabilities                  14,396,015

Divisional equity                     59,604,012
                                     -----------
   Total liabilities and
   divisional equity                 $74,000,027
                                     ===========








See Accompanying Notes to Unaudited Condensed Combined Financial Statements.

                                  AFTERTHOUGHTS

         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)
              Unaudited Condensed Combined Statement of Operations
                            For the Nine Months Ended

                                                     OCTOBER 30, 1999   OCTOBER 31, 1998
                                                     ----------------   ----------------
Sales                                                  $ 146,158,650      $ 129,806,103
Cost of sales                                             76,455,136         70,512,800
                                                       -------------      -------------
Gross profit                                              69,703,514         59,293,303

Selling, general and administrative expenses              52,660,901         55,927,733
Depreciation and amortization                              6,596,648          5,196,705
Interest expense                                             947,681            797,268
                                                       -------------      -------------
Income (loss) before income tax expense (benefit)          9,498,284         (2,628,403)
Income tax expense (benefit)                               3,799,314         (1,051,361)
                                                       -------------      -------------
Net income (Loss)                                      $   5,698,970      $  (1,577,042)
                                                       =============      =============







See Accompanying Notes to Unaudited Condensed Combined Financial Statements.

                                  AFTERTHOUGHTS

         (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)
              Unaudited Condensed Combined Statement of Cash Flows
                            For the Nine Months Ended


                                                    OCTOBER 30, 1999    OCTOBER 31, 1998
                                                    ----------------    ----------------
From Operating Activities:
Net income (loss)                                     $  5,698,970       $ (1,577,042)
Depreciation and amortization                            6,596,648          5,196,705
Loss on retirement of property and equipment               592,627          1,231,953
Deferred rent liability                                   (193,160)          (247,256)
Change in assets and liabilities:
Merchandise Inventories                                 (3,551,223)        (4,023,906)
Prepaid expenses and other assets                          136,006         (1,065,627)
Accounts Payable                                         1,666,749            250,218
Accrued liabilities                                     (1,038,205)         1,920,308
                                                      ------------       ------------

Net cash provided by operating activities                9,908,412          1,685,353
                                                      ------------       ------------

From Investing Activities:
Capital expenditures                                    (9,191,718)       (15,936,714)
                                                      ------------       ------------
Net cash used in investing activities                   (9,191,718)       (15,936,714)
                                                      ------------       ------------

From Financing Activities:
Net Change in divisional equity                           (823,367)        14,208,222
                                                      ------------       ------------
Net cash used in financing activities                     (823,367)        14,208,222
                                                      ------------       ------------

Net change in cash                                        (106,673)           (43,139)
Cash at beginning of year                                1,595,256          1,453,476
                                                      ------------       ------------
Cash at end of period                                 $  1,488,583       $  1,410,337
                                                      ============       ============






See Accompanying Notes to Unaudited Condensed Combined Financial Statements.

                                  AFTERTHOUGHTS

        (Divisions of Wholly Owned Subsidiaries of Venator Group, Inc.)
           Notes to Unaudited Condensed Combined Financial Statements



(1)      Basis of Presentation.

The accompanying unaudited condensed combined financial statements have been prepared by AfterThoughts, divisions of wholly owned subsidiaries of Venator Group, Inc without audit, pursuant to generally accepted accounting principles. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These unaudited combined condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited combined financial statements as of January 30, 1999, January 31, 1998 and for each of the years in the three year period ended January 30, 1999 included elsewhere herein.

In the opinion of the management of AfterThoughts, the unaudited condensed combined financial statements reflect all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the condensed combined financial position of AfterThoughts, divisions of wholly owned subsidiaries of Venator Group, Inc as of October 30, 1999 and the condensed results of operations and cash flows for the nine month periods ended October 30, 1999 and October 31, 1998 in accordance with generally accepted accounting principles. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

(2)

On December 1, 1999, substantially all of the assets and certain liabilities of AfterThoughts were acquired by Claire's Stores, Inc.

                              CLAIRE'S STORES, INC.
        INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS




The following unaudited pro forma combined financial statements give effect to the acquisition by Claire's Stores, Inc. ("Claire's) of substantially all of the assets and certain liabilities of AfterThoughts, a division of the Venator Group, Inc. ("AfterThoughts") and ("Venator") on December 1, 1999, the ("Acquisition"). The Acquisition was accounted for under the purchase method of accounting.

The unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on October 30, 1999. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on February 1, 1998 and January 31, 1999. The unaudited pro forma combined statements of operations reflect the operating results of Claire's and AfterThoughts for the year ended January 30, 1999 and the interim nine month period ended October 30, 1999.

Prior to the Acquisition, AfterThoughts operated as a division of Venator and certain overhead costs and other expenses were allocated to AfterThoughts by Venator. Accordingly, the unaudited pro forma combined financial statements include such overhead costs and other expenses.

Claire's has preliminarily analyzed the savings that it expects to realize from reductions in redundant operations and elimination of certain corporate overhead allocations. Claire's has not and cannot quantify these savings until completion of the integration of AfterThoughts.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Claire's financial position or results of operations would actually have been if such acquisition had occurred on those dates and are not necessarily representative of Claire's financial position or results of operations for any future period. Since the companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with other financial statements and notes thereto included elsewhere herein and in Claire's Form 10-K for the fiscal year ended January 30, 1999 on file with the Securities and Exchange Commission.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
--------------------------------------------------------------------------------
(in thousands)

                                                               OCTOBER 30, 1999
                                            ---------------------------------------------------------
                                                                           PRO FORMA
                                            CLAIRE'S      AFTERTHOUGHTS    ADJUSTMENTS      COMBINED
                                            ---------     -------------    -----------      ---------
Current Assets:
 Cash & Cash Equivalents                    $ 101,547       $   1,489       $ (51,298)      $  51,738
 Short Term Investments                        16,547              --              --          16,547
 Inventories                                  101,303          28,848              --         130,151
 Prepaids and Other Current Assets             29,571           2,432          (1,562)         30,441
                                            ---------       ---------       ---------       ---------
  Total Current Assets                        248,968          32,769         (52,860)        228,877

Property & Equipment:
 Land and building                             17,275              --              --          17,275
 Furniture, fixtures and equipment            141,654          41,231          (7,300)        175,585
 Leasehold improvements                       103,485              --          (4,000)         99,485
                                            ---------       ---------       ---------       ---------
                                              262,414          41,231         (11,300)        292,345
 Less accumulated depreciation and
    amortization                             (132,106)             --              --        (132,106)
                                            ---------       ---------       ---------       ---------
                                              130,308          41,231         (11,300)        160,239

Goodwill, net                                  26,294              --         186,860         213,154
Other Assets                                   31,922              --           2,720          34,642
                                            ---------       ---------       ---------       ---------
Total Assets                                $ 437,492       $  74,000       $ 125,420       $ 636,912
                                            =========       =========       =========       =========

Current Liabilities:
 Loan Payable to Bank                       $     822       $      --       $      --       $     822
 Trade Accounts Payable                        37,521           5,364          (5,364)         37,521
 Income Taxes Payable                           2,099              --              --           2,099
 Accrued Expenses                              24,539           7,115          (2,115)         29,539
 Dividends Payable                              2,043              --              --           2,043
                                            ---------       ---------       ---------       ---------
  Total Current Liabilities                    67,024          12,479          (7,479)         72,024

Deferred Credits                               13,027           1,917          (1,917)         13,027
Long Term Debt                                     --              --         200,000         200,000
                                            ---------       ---------       ---------       ---------
                                               13,027           1,917         198,083         213,027

Preferred stock                                    --              --              --              --
Class A common stock                              144              --              --             144
Common stock                                    2,417              --              --           2,417
Additional paid-in capital                     27,936              --              --          27,936
Accumulated other comprehensive income         (1,131)             --              --          (1,131)
Divisional equity                                  --          59,604         (59,604)             --
Retained earnings                             328,527              --          (5,580)        322,947
                                            ---------       ---------       ---------       ---------
                                              357,893          59,604         (65,184)        417,497

Treasury stock, at cost                          (452)             --              --            (452)
                                            ---------       ---------       ---------       ---------
Stockholders' Equity                          357,441          59,604         (65,184)        351,861
                                            ---------       ---------       ---------       ---------
Total Liabilities & Equity                  $ 437,492       $  74,000       $ 125,420       $ 636,912
                                            =========       =========       =========       =========


UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
(in thousands, except per share amounts)

                                                                          YEAR ENDED JANUARY 30, 1999
                                                            --------------------------------------------------------
                                                                                           PRO FORMA
                                                            CLAIRE'S      AFTERTHOUGHTS   ADJUSTMENTS      PRO FORMA
                                                            ---------     -------------   -----------      ---------
Net sales                                                   $ 661,856       $ 194,586      $      --       $ 856,442
Cost of sales, occupancy and buying expenses                  319,067         104,710             --         423,777
                                                            ---------       ---------      ---------       ---------
Gross profit                                                  342,789          89,876             --         432,665

Other expenses:
 Selling, general and administrative                          208,631          78,980             --         287,611
 Depreciation and amortization                                 21,878           7,174          7,474          36,526
 Loss (Gain) on investments                                     4,800              --             --           4,800
 Interest (income) expense, net                                (6,256)            879         17,555          12,178
                                                            ---------       ---------      ---------       ---------
                                                              229,053          87,033         25,029         341,115
Income from continuing operations before income taxes         113,736           2,843        (25,029)         91,550
Income taxes                                                   42,084           1,137         (9,511)         33,710
                                                            ---------       ---------      ---------       ---------
 Income from continuing operations                          $  71,652       $   1,706      $ (15,518)      $  57,840
                                                            =========       =========      =========       =========

Income from continuing operations per share - Basic         $    1.41                                      $    1.14
Income from continuing operations per share - Diluted       $    1.40                                      $    1.13

Average common shares outstanding - Basic                      50,649                                         50,649
Average common shares outstanding - Diluted                    51,108                                         51,108


UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
(in thousands, except per share amounts)

                                                                 NINE MONTHS ENDED OCTOBER 30, 1999
                                                      --------------------------------------------------------
                                                                                     PRO FORMA
                                                       CLAIRE'S     AFTERTHOUGHTS   ADJUSTMENTS      PRO FORMA
                                                      ---------     -------------   -----------      ---------
Net sales                                             $ 539,503       $ 146,159      $      --       $ 685,662
Cost of sales, occupancy and buying expenses            269,254          76,455             --         345,709
                                                      ---------       ---------      ---------       ---------
Gross profit                                            270,249          69,704             --         339,953

Other expenses:
 Selling, general and administrative                    185,215          52,661             --         237,876
 Depreciation and amortization                           19,595           6,597          5,606          31,798
 Gain on investments                                     (3,929)             --             --          (3,929)
 Interest (income) expense, net                          (4,566)            948         13,166           9,548
                                                      ---------       ---------      ---------       ---------
                                                        196,315          60,206         18,772         275,293
Income from continuing operations before income
   taxes                                                 73,934           9,498        (18,772)         64,660
Income taxes                                             27,088           3,799         (7,133)         23,754
                                                      ---------       ---------      ---------       ---------
 Income from continuing operations                    $  46,846       $   5,699      $ (11,639)      $  40,906
                                                      =========       =========      =========       =========

Income from continuing operations per share -
Basic                                                 $    0.92                                      $    0.80
Income from continuing operations per share -
Diluted                                               $    0.91                                      $    0.80

Average common shares outstanding - Basic                50,943                                         50,943
Average common shares outstanding - Diluted              51,341                                         51,341


                              CLAIRE'S STORES, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

NOTE 1 - GENERAL

The historical financial statements reflect the financial position and results of operations of Claire's and AfterThoughts. The periods included in these pro forma combined financial statements are as of October 30, 1999 and for year ended January 30, 1999 and the nine month period ended October 30, 1999. The audited historical financial statements of Claire's have been previously filed on Form 10K and the audited financial statements of AfterThoughts as of and for the years ended January 30, 1999 and January 31, 1998 and the unaudited condensed combined financial statements as of October 30, 1999 and the nine months ended October 30, 1999 and October 31, 1998 are included elsewhere in this Form 8-K/A.

NOTE 2 - ACQUISITION

Claire's acquired substantially all of the assets of AfterThoughts on December 1, 1999. The Acquisition is accounted for using the purchase method of accounting. The premium of the purchase price over the fair value of the assets acquired is recorded as goodwill and will be amortized over a period of 25 years. The carrying value of intangible assets acquired is periodically reviewed by Claire's based on the expected future un-discounted operating cash flows of AfterThoughts.

The $250 million purchase price of AfterThoughts was financed by Claire's entering into a credit facility pursuant to which it financed $200 million of the purchase price. The credit facility bears interest at an initial rate of 125 basis points over LIBOR.

NOTE 3 - UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

The following table summarizes unaudited pro forma combined balance sheet adjustments as of October 30, 1999:

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
--------------------------------------------------------------------------------
($ in thousands)


                                                                              OCTOBER 30, 1999
                                                      ---------------------------------------------------------------
                                                                                                          PRO FORMA
                                                         (A)           (B)                (C)            ADJUSTMENTS
                                                      --------      --------          ----------         ------------
Current Assets:
 Cash & Cash Equivalents                             $ (51,298)                                            $ (51,298)
 Short Term Investments                                                                                           --
 Inventories                                                                                                      --
 Prepaids and Other Current Assets                      (1,562)                                               (1,562)
                                                     ---------      --------          ----------           ---------
  Total Current Assets                                 (52,860)           --                  --             (52,860)

Property & Equipment:
 Land and building                                                                                                --
 Furniture, fixtures and equipment                                    (5,300)             (2,000)             (7,300)
 Leasehold improvements                                               (1,000)             (3,000)             (4,000)
                                                     ---------      --------          ----------          ----------
                                                            --        (6,300)             (5,000)            (11,300)
 Less accumulated depreciation and amortization                                                                   --
                                                     ---------      --------          ----------          ----------
                                                            --        (6,300)             (5,000)            (11,300)

Goodwill, net                                          181,860                             5,000             186,860
Other Assets                                             2,000           720                                   2,720
                                                     ---------      --------          ----------          ----------
Total Assets                                         $ 131,000      $ (5,580)         $       --          $  125,420
                                                     =========      ========          ==========          ==========

Current Liabilities:
 Loan Payable to Bank                                                                                     $       --
 Trade Accounts Payable                                 (5,364)                                               (5,364)
 Income Taxes Payable                                                                                             --
 Accrued Expenses                                       (2,115)                                               (2,115)
 Dividends Payable                                                                                                --
                                                     ---------      --------          ----------          ----------
  Total Current Liabilities                             (7,479)           --                  --              (7,479)

Deferred Credits                                        (1,917)                                               (1,917)
Long Term Debt                                         200,000                                               200,000
                                                     ---------      --------          ----------          ----------
                                                       198,083            --                  --             198,083

Preferred stock                                                                                                   --
Class A common stock                                                                                              --
Common stock                                                                                                      --
Additional paid-in capital                                                                                        --
Accumulated other comprehensive income                                                                            --
Divisional equity                                      (59,604)                                              (59,604)
Retained earnings                                                     (5,580)                                 (5,580)
                                                     ---------      --------          ----------          ----------
                                                       (59,604)       (5,580)                 --             (65,184)
Treasury stock, at cost                                                                                           --
                                                     ---------      --------          ----------          ----------
Stockholders' Equity                                   (59,604)       (5,580)                 --             (65,184)
                                                     ---------      --------          ----------          ----------
Total Liabilities & Equity                           $ 131,000      $ (5,580)         $       --          $  125,420
                                                     =========      ========          ==========          ==========


(A) Reflects the elimination of assets and liabilities of AfterThoughts which were not acquired or assumed by Claire's, the payment of $50 million of the purchase price and professional fees in connection with the acquisition and debt financing and the $200 million debt incurred to finance the Acquisition and the recording of goodwill.

(B) Recognizes the write-off of assets related to one time, non-recurring charges for closing of certain Claire's store locations in connection with the Acquisition. Such charges will be recorded in the fourth quarter of fiscal 2000 and are estimated for pro forma purposes at $9 million on a before-tax-basis, $5.6 million on an after-tax basis.

(C) Recognizes the adjustment necessary to reflect the fair value of fixed assets in connection with closing of certain AfterThoughts store locations in connection with the Acquisition.

NOTE 4 - UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

The following table summarizes the unaudited pro forma combined statement of operations adjustments:

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
($ in thousands)

                                                               FOR THE YEAR ENDED JANUARY 30, 1999
                                                      ------------------------------------------------------
                                                                                                  PRO FORMA
                                                         (A)            (B)            (C)       ADJUSTMENTS
                                                      --------       --------       --------     -----------
Net sales                                                                                         $     --
Cost of sales, occupancy and buying expenses                                                            --
                                                      --------       --------       --------      --------
Gross profit                                                --             --             --            --

Other expenses:
 Selling, general and administrative                                                                    --
 Depreciation and amortization                                          7,474                        7,474
 Gain on investments                                                                                    --
 Interest (income) expense, net                         17,555                                      17,555
                                                      --------       --------       --------      --------
                                                        17,555          7,474             --        25,029
Income from continuing operations before Income
   taxes                                               (17,555)        (7,474)            --       (25,029)
Income taxes                                                                          (9,511)       (9,511)
                                                      --------       --------       --------      --------
 Income from continuing operations                    $(17,555)      $ (7,474)      $  9,511      $(15,518)
                                                      ========       ========       ========      ========


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                                                       NINE MONTHS ENDED OCTOBER 30, 1999
                                                            -----------------------------------------------------
                                                                                                        PRO FORMA
                                                               (A)            (B)            (C)       ADJUSTMENTS
                                                            --------       --------       --------     -----------
Net sales                                                                                               $     --
Cost of sales, occupancy and buying expenses                                                                  --
                                                            --------       --------       --------      --------
Gross profit                                                      --             --             --            --

Other expenses:
 Selling, general and administrative                                                                          --
 Depreciation and amortization                                                5,606                        5,606
 Gain on investments                                                                                          --
 Interest (income) expense, net                               13,166                                      13,166
                                                            --------       --------       --------      --------
                                                              13,166          5,606             --        18,772
Income from continuing operations before income taxes        (13,166)        (5,606)            --       (18,772)
Income taxes                                                                                (7,133)       (7,133)
                                                            --------       --------       --------      --------
 Income from continuing operations                          $(13,166)      $ (5,606)      $  7,133      $(11,639)
                                                            ========       ========       ========      ========



--------------------
(A) Reflects the net interest expense impact of the purchase price including interest expense on the amount financed at prevailing rates, foregone interest income on the cash portion of purchase price not financed at prevailing rates and the amortization of debt issue costs, for the respective periods shown.

(B) Reflects the amortization of goodwill recorded as a result of the Acquisition over the estimated useful life of 25 years.

(C) Reflects federal and state income taxes relating to the other statement of operations' adjustments at a combined statutory rate of 38%.

                                  EXHIBIT INDEX







         23.1     Consent of KPMG LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CLAIRE'S STORES, INC.



Date:  February 14, 2000           By:  /s/ Ira D. Kaplan
                                       ----------------------------------
                                       Name: Ira D. Kaplan
                                       Title: Senior Vice President and
                                              Chief Financial Officer